UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 11, 2010

HNI Corporation
(Exact Name of Registrant as Specified in Charter)

Iowa	1-14225	42-0617510
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

408 East Second Street, P.O. Box 1109, Muscatine, Iowa  52761-0071
(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code:  (563) 272-7400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of
        Certain Officers; Compensatory Arrangements of Certain Officers.

Lead Director

On May 11, 2010, the Board of Directors (the "Board") of HNI Corporation (the "Corporation") elected Brian E. Stern as Lead Director of the Corporation for a term of one (1) year, commencing May 11, 2010, or until his replacement is elected.  For his services as Lead Director, Mr. Stern will receive an annual retainer of $7,500 in addition to the annual retainer paid to Mr. Stern as a member of the Board.  Mr. Stern is a member of the Human Resources and Compensation Committee of the Board and has been a Director of the Corporation since 1998.

 Item 5.03                   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to By-laws

The Board approved an amendment to Section 3.03(a) of Article 3 of the By-laws of HNI Corporation (the "By-laws") reducing the authorized number of the Corporation's directors from twelve to eleven effective after the May 11, 2010 Board meeting.  The Corporation amended the By-laws to eliminate the vacancy created by John A. Halbrook's decision to not stand for re-election.

The foregoing description of the amendment to the By-laws is qualified in its entirety by reference to the text of the amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.2 and incorporated herein by reference.

Item 5.07                   Submission of Matters to a Vote of Security Holders.

The Corporation held its 2010 Annual Meeting of Shareholders (the "2010 Annual Meeting") on May 11, 2010, to:  (i) elect four directors to the Board; (ii) approve the HNI Corporation 2007 Stock-Based Compensation Plan, as amended and restated (the "Compensation Plan"); (iii) approve the HNI Corporation Annual Incentive Plan (f/k/a HNI Corporation Executive Bonus Plan), as amended and restated (the "Incentive Plan"); (iv) approve the HNI Corporation Long-Term Performance Plan, as amended and restated (the "Performance Plan"); and (v) ratify the selection of PricewaterhouseCoopers LLP by the Corporation's Audit Committee (the "Audit Committee") as the Corporation's independent registered public accountant for the fiscal year ending January 1, 2011.  As of March 12, 2010, the record date for the 2010 Annual Meeting, there were 45,191,076 outstanding shares of the Corporation's common stock eligible to vote.

Proposal No. 1 – Election of Directors.  The Corporation's shareholders approved all four nominees for election to the Board for terms expiring at the Corporation's 2013 Annual Meeting of Shareholders with the number of votes cast for and against and broker non-votes with respect to each of these individuals set forth below:

Director	For	Against	Broker Non-Votes
Mary H. Bell	36,774,196	664,579	3,521,868
James R. Jenkins	36,778,223	660,552	3,521,868
Dennis J. Martin	36,781,736	657,039	3,521,868
Abbie J. Smith	35,638,601	1,797,002	3,521,868

The Corporation's other directors:  (i) Miguel M. Calado, Cheryl A. Francis, Larry B. Porcellato and Brian E. Stern continue to serve as directors for terms ending at the Corporation's 2011 Annual Meeting of Shareholders; and (ii) Stan A. Askren, Gary M. Christensen and Ronald V. Waters, III continue to serve as directors for terms ending at the Corporation's 2012 Annual Meeting of Shareholders.  John A. Halbrook did not stand for re-election and his term as a director expired at the close of the Board's May 11, 2010 meeting.

Proposal No. 2 – Approval of the Compensation Plan.  The Corporation's shareholders approved the Compensation Plan with the number of votes cast for and against, abstentions and broker non-votes set forth below:

For	Against	Abstain	Broker Non-Votes
31,878,025	4,847,319	788,629	3,521,868

Proposal No. 3 – Approval of the Incentive Plan.  The Corporation's shareholders approved the Incentive Plan with the number of votes cast for and against, abstentions and broker non-votes set forth below:

For	Against	Abstain	Broker Non-Votes
33,718,165	2,998,439	797,369	3,521,868

Proposal No. 4 – Approval of the Performance Plan.  The Corporation's shareholders approved the Performance Plan with the number of votes cast for and against, abstentions and broker non-votes set forth below:
For	Against	Abstain	Broker Non-Votes
33,960,799	2,788,968	764,206	3,521,868

Proposal No. 5 – Ratification of PricewaterhouseCoopers LLP as the Corporation's Independent Registered Public Accountant for Fiscal 2010.  The Corporation's shareholders ratified the selection of PricewaterhouseCoopers LLP as the Corporation's independent registered public accountant for the fiscal year ending January 1, 2011 with the number of votes cast for and against, abstentions and broker non-votes set forth below:

For	Against	Abstain	Broker Non-Votes
40,418,881	431,129	185,831	-0-

Section 9 – Financial Statements and Exhibits

Item 9.01                   Financial Statements and Exhibits.

The following exhibit relating to Item 5.03 is filed as part of this Current Report on Form 8-K.

Exhibit No.                 Description

      3.2                          Amendment to the By-laws of HNI Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HNI Corporation

Dated: May 14, 2010	By:	/s/ Steven M. Bradford
Name: Steven M. Bradford
Title: Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.                 Description

      3.2                          Amendment to the By-laws of HNI Corporation